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                                                          2500 One Liberty Place
                                                              1650 Market Street
                                                     Philadelphia, PA 19103-7301
                                                                    215.851.8100
                                                                Fax 215.851.1420

January 11, 2007

Commonwealth Income & Growth Fund VI
2 Christy Drive, Suite 200
Chadds Ford, PA 19317

Ladies and Gentlemen:

     We have acted as counsel to Commonwealth Income & Growth Fund VI, a Pennsylvania limited partnership (the "Partnership"), in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement") filed by the Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale by the Partnership of up to 2,500,000 Units of limited partnership interest (the "Units").

     In rendering this opinion, we have examined such records, certificates and other documents that we have deemed necessary or appropriate for purposes of this opinion. Our opinion is qualified in all respects by the scope of that document examination. We make no representation as to the sufficiency of our investigation for your purposes. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the Commonwealth of Pennsylvania.

     Based upon and subject to the limitations stated herein, it is our opinion that the Units which are being offered and sold by the Partnership pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ Reed Smith LLP
                                        ----------------------------------------
                                        Reed Smith LLP

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